UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-Effective Amendment No. 1 to FORM S-8

Registration no. 333-140437

______________________

POST-EFFECTIVE AMENDMENT NO.1

under The Securities Act of 1933

Date of Report September 25, 2015

International Monetary Systems, Ltd

(Exact name of registrant as specified in its charter)

Wisconsin	0-30853	39-1924096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Dr. New Berlin, WI	53151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333- 140437) of International Monetary Systems, Ltd. (“IMS”).

The option plan offering pursuant to this Registration Statement expired on April 5, 2010, has terminated, and IMS hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unsold as of the date hereof.

There are no options outstanding under this plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, International Monetary Systems, Ltd. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Berlin, State of Wisconsin, on September 25, 2015.

By:	International Monetary Systems, Ltd.

By:	/s/ David A. Powell
Name:	David A. Powell
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the dates indicated by the following persons in their capacities with International Monetary Systems, Ltd.

SIGNATURE	TITLE	DATE

/s/ John E Strabley	Principal Executive Officer,	September 25, 2015
John E. Strabley	CEO and Director

/s/ David A Powell	Principal Financial Officer,	September 25, 2015
David A Powell	Principal Accounting Officer and Treasurer

/s/ Dale L. Mardak	President	September 25, 2015
Dale L. Mardak	and Director

/s/ Donald F. Mardak	Chairman of the Board	September 25, 2015
Donald F. Mardak	and Director

/s/ Stephen Webster	Director	September 25, 2015
Stephen Webster
/s/ Wayne R. Dalin	Director and Chairman of the	September 25, 2015
Wayne R. Dalin	Audit Committee

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